Exhibit 99.1


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NEWS RELEASE

FOR IMMEDIATE RELEASE      Contact:  Brad Holmes, Investor Relations
                                                  (713) 654-4009
                                                   or
                                                  Chris Rasmussen,
                                                  CFO (713) 336-0844

                      Gateway Energy Announces Purchase of
                         Barnett Shale Gathering System

Houston - (PR Newswire) - January 11, 2010 - Gateway Energy Corporation (OTCBB:GNRG) (the "Company") today announced that it has acquired the Hickory Creek Gathering System from Hickory Creek Gathering L.P. and Range Texas Production, LLC for a cash purchase price of $3.9 million, adjusted to reflect a transaction effective date of November 1, 2009.

The Hickory Creek Gathering System is located in Denton County, Texas, in the core area of the Barnett Shale and currently services two significant producers. There are currently 15 producing wells connected to the system with throughput of approximately 11,000 MMBtu per day at a fixed gathering fee for each MMBtu transported. The producers have also identified up to 18 additional drilling locations within the dedicated leases for future development. The purchase price has been paid by the Company utilizing a combination of available cash and the Company's existing line of credit.

Based on projected 2010 production, the Company expects the Hickory Creek Gathering System to increase the Company's revenue in 2010 by approximately $772,000, assuming no additional wells are placed on the system during 2010. This system has very low operating expenses, and will benefit from the synergies that the Company's existing pipeline business will provide.

Management Comments

Mr. Robert Panico, President and CEO of the Company said: "This is an exciting opportunity for Gateway. This acquisition expands our geographical area of operations and it gives us a foothold in a very important producing basin, the Barnett Shale. We plan to use the Hickory Creek Gathering System as the base from which we can pursue organic growth opportunities with our current and neighboring producers, as well as to pursue additional acquisition opportunities in the Barnett Shale."


For additional information about the Company please visit our website at www.gatewayenergy.com
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About Gateway Energy

Gateway Energy Corporation owns and operates natural gas gathering, transportation and distribution systems in Texas, Texas state waters and in federal waters of the Gulf of Mexico off the Texas and Louisiana coasts. Gateway gathers offshore wellhead natural gas production and liquid hydrocarbons from producers, and then aggregates this production for processing and transportation to other pipelines. Gateway also transports gas through its onshore systems for non-affiliated shippers and through its affiliated distribution system and makes sales of natural gas to end users.

Safe Harbor Statement

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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